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                                                              Exhibit 99.B(h)(2)

                                   SCHEDULE D
                           TO THE AMENDED AND RESTATED
                  ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT
                          DATED AS OF DECEMBER 10, 2003
                          AS AMENDED SEPTEMBER 16, 2004

Portfolios:      This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust
                 (collectively, the "Funds"):


                 Large Cap Fund
                 Large Cap Value Fund
                 Large Cap Growth Fund
                 Small Cap Fund
                 International Equity Fund
                 Emerging Markets Equity Fund
                 Core Fixed Income Fund
                 High Yield Bond Fund
                 International Fixed Income Fund
                 Large Cap Index Fund
                 Large Cap Value Index Fund
                 Large Cap Growth Index Fund
                 Large Cap Disciplined Equity Fund
                 Small/Mid Cap Equity Fund
                 Long Duration Bond Fund
                 Extended Duration Bond Fund
                 Global Equity Fund
                 World Equity Ex-US Fund

Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

                 Large Cap Fund - Class A and T Shares                    0.05%
                 Large Cap Value Fund - Class A Shares                    0.05%
                 Large Cap Growth Fund - Class A Shares                   0.05%
                 Small Cap Fund - Class A and T Shares                    0.05%
                 International Equity Fund - Class A Shares               0.05%
                 Emerging Markets Equity Fund - Class A Shares            0.05%
                 Core Fixed Income Fund - Class A Shares                  0.05%
                 High Yield Bond Fund - Class A Shares                    0.05%
                 International Fixed Income Fund - Class A Shares         0.05%
                 Large Cap Index Fund - Class A Shares                    0.05%

                                       D-1
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
                 Large Cap Value Index Fund - Class A Shares              0.05%
                 Large Cap Growth Index Fund - Class A Shares             0.05%
                 Large Cap Disciplined Equity Fund - Class A Shares       0.05%
                 Small/Mid Cap Equity Fund - Class A Shares               0.05%
                 Long Duration Bond Fund - Class A Shares                 0.05%
                 Extended Duration Bond Fund - Class A Shares             0.05%
                 Global Equity Fund - Class A Shares                      0.05%
                 World Equity Ex-US Fund - Class A Shares                 0.05%

                                       D-2